Exhibit 99.2

                         CHINA AUTOMOTIVE SYSTEMS, INC.

                             AUDIT COMMITTEE CHARTER

PURPOSE

         The Audit Committee shall assist the Board of Directors in its oversight of (1) the integrity of the Corporation's financial statements and its financial reporting and disclosure practices, (2) the soundness of the Corporation's systems of internal controls regarding finance and accounting compliance, (3) the independence and qualifications of the Corporation's independent auditors, (4) the performance of the Corporation's internal audit function and its independent auditors, and (5) the Corporation's compliance with legal and regulatory requirements and the soundness of the Corporation's ethical and environmental compliance programs. The Audit Committee is also responsible for preparing the report required to be included in the Corporation's proxy statement.

MEMBERSHIP

         The Audit Committee shall consist of at least three Directors. The members of the Audit Committee shall meet the independence and expertise requirements set forth by the Securities and Exchange Commission.

         No member of the Audit Committee may serve on the audit committee of more than three public companies, including the Corporation, unless the Board
(1) determines that such simultaneous service would not impair the ability of the member to effectively serve on the Audit Committee and (2) discloses this determination in the Corporation's proxy statement.

         The members of the Audit Committee shall be appointed at least annually by the Board, with one of the members appointed as Committee Chair. Audit Committee members may be replaced by the Board.

RESPONSIBILITIES

In performing its oversight responsibilities, the Audit Committee shall:

Financial Statement and Disclosure Matters

1. Review and discuss the Corporation's quarterly financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations", with management and the independent auditors prior to the filing of the Corporation's quarterly report on Form 10-Q, including a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61"), as amended.

2. Review and discuss the Corporation's annual financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations", with management and the independent auditors prior to the filing of the Corporation's annual report on Form 10-K, including a discussion with the independent auditors of the matters required to be discussed by SAS No. 61, as amended.

3. Discuss with management the Corporation's earnings press releases (paying particular attention to the use of any "pro forma" or "adjusted" non-GAAP information), as well as the nature of financial information and earnings guidance provided to securities analysts and rating agencies. The Audit Committee's discussion in this regard may be general in nature and need not take place in advance of each instance in which the Corporation may provide financial information or earnings guidance.

4. Discuss with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's risk assessment and risk management policies.

5. Review, with management, the internal auditors and the independent auditors, major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles, and major issues as to the adequacy of the Corporation's internal controls and any special audit steps adopted in light of material control deficiencies. In this regard, the Audit Committee should obtain and discuss with management and the independent auditors reports and analyses from management and the independent auditors concerning: (a) all critical accounting policies and practices to be used by the Corporation, (b) significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (c) any other material written communications between the independent auditors and management.

6. Review with the independent auditors (a) any audit problems or other difficulties encountered during the course of the audit process, including any restrictions on the scope of the independent auditors' activities or access to required information and any significant disagreements with management and (b) management's response to such matters.

7. Resolve any disagreements between management and the independent auditors regarding financial reporting.

8. Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

Oversight of the Corporation's Relationship with its Independent Auditors

9. Appoint or replace the Corporation's independent auditors (subject, if applicable to stockholder ratification), and approve all fees payable to the independent auditors. The independent auditors shall report directly to the Audit Committee.

10.  Approve,  in  advance,  all  audit  services,  and all  non-audit  services
     provided  by  the   Corporation's   independent   auditors   that  are  not
     specifically prohibited under the Sarbanes-Oxley Act. Non-audit services need not be approved in advance only if (a) the aggregate amount of all such non-audit services are not more than 5% of all amounts paid to the independent auditors during the fiscal year, (b) they were not recognized to be non-audit services at the time of the engagement and (c) they are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. The Committee may delegate pre-approval authority to one or more members of the Committee, but all such decisions must be presented to the full Committee at its next regularly scheduled meeting.

11. Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

     a. Obtain and review a report by the Corporation's independent auditors describing: (i) the auditing firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Corporation;

     b.   Review and evaluate the lead audit partner;

     c. Assure the rotation of the lead audit partner and the audit partner responsible for reviewing the audit as required by law; d. Discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors;

     e. Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself;

     f. Take into account the opinions of management and the Corporation's internal auditors;

     g. Present its conclusions with respect to the independent auditors to the Board and, if necessary, recommend that the Board take appropriate action to satisfy itself of the qualifications, performance and independence of the independent auditors.

12. Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any registered public accounting firm may not provide audit services to the Corporation if the CEO, controller, CFO, chief accounting officer or any person serving in an equivalent capacity for the Corporation was employed by such accounting firm and participated in the audit of the Corporation within one year of the initiation of the current audit.

Oversight of the Corporation's Internal Audit Function

13.  Review the scope and effectiveness of internal auditing activities.

14. Review and discuss with the independent auditors the responsibilities, budget and staffing of the Corporation's internal audit function.

Compliance Oversight

15. Review, with the Corporation's general counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

16. Annually review the Corporation's compliance program for its Code of Ethics and Conduct and the results of internal audit's review of the expense accounts of the Corporation's elected officers.

17. Annually review the status of the Corporation's environmental compliance program.

18. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

MEETINGS; OPERATIONAL MATTERS AND REPORTS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate.

The Audit Committee is to meet periodically in separate executive sessions with each of management, the Corporation's independent auditors and its internal auditor.

The Audit Committee may form and delegate authority to subcommittees when appropriate.

In connection with its duties and responsibilities, the Audit Committee shall have the authority to retain outside legal, accounting or other advisors, including the authority to approve the fees payable by the Corporation to such advisors and other retention terms.

The Audit Committee shall annually review its performance. In addition, the Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any changes it considers necessary or advisable.

The Audit Committee shall report regularly to the Board, including with respect to any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditors or the performance of the internal audit function.

LIMITATION OF AUDIT COMMITTEE'S ROLE

The Audit Committee's role is one of oversight. Management is responsible for preparing the Corporation's financial statements, and the independent auditors are responsible for auditing those financial statements. Management is responsible for the fair presentation of the information set forth in the financial statements in conformity with GAAP. The independent auditors' responsibility is to provide their opinion, based on their audits, that the financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Corporation in conformity with GAAP. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in conformity with GAAP. Further, it is not the duty of the Audit Committee to assure compliance with applicable laws and regulations, the Corporation's Code of Ethics and Conduct or its environmental compliance program.